SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 24, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



            000-22609                                     84-1339282
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     (Commission File Number)                  (IRS Employer Identification No.)



           1801 California Street      Denver, Colorado              80202
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   (Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code:   303-992-1400


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  Other Events

On July 24, 2001, Qwest Communications International Inc. ("Qwest") reported its financial results for the 2nd quarter of 2001. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 24, 2001, Qwest also hosted a conference call with media, analysts, investors and other interested persons during which it discussed, among other things, its business and operations, its announced financial results and its expected financial results for future periods. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call Qwest announced the following (all numbers are approximate):

o Based on its results, it expected that revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) for 2001 would be within the previously announced ranges, possibly near the lower end of those ranges due to economic slowing. Its previous guidance was for revenues of $21.3 billion to $21.5 billion and EBITDA of $8.5 billion to $8.6 billion. These expectations are based upon certain assumptions, including, among others, that the economy in general is not significantly weaker in the second half of 2001, and that it continues to effectively manage its cost structure.

o It expected capital expenditures in 2002 to decrease to approximately $7.5 billion due to increased asset utilization, effective vendor management, and reduced activity in 2002 and future years for Section 271 approval, service improvements and the CLEC buildout.

o It is targeting wireless annual revenue growth of 70% to 80% in 2001 compared to 2000 and expected between 1.3 million and 1.4 million wireless customers at the end of 2001.

o Based on current expectations, it was targeting annual growth for 2002 compared to 2001 in the 14% to 15% range for revenue and 16% to 17% range for EBITDA. These expectations are based upon certain assumptions, including, among others, that the economy in general has a modest recovery, and it generates an incremental $200 million in out-of-region DLEC/CLEC revenue and $350 million of in-region interLATA revenue during 2001.

o It expected that it would achieve its CAGR (compounded annual growth rate) targets of 15+% for revenue and 17+% for EBITDA from 2000 to 2005.

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o        It believed it could achieve a $2 billion annualized revenue run rate for in-region long distance service within the first year it received
         Section 271 approval in all of its 14 states.

o With respect to the status of its Section 271 approval process, it expects to file its first application with the FCC for approval later this year, to file the remaining applications in late 2001 and early 2002, and to receive approval for all states by mid-2002.

o It had achieved 15% to 20% of the total expense synergies it had anticipated to achieve from 2000 to 2005 in connection with the acquisition of U S WEST ahead of the original schedule. The Company sees further opportunity to streamline operations resulting in additional cost savings.

o It expected EBITDA margins would increase slightly during the second half of 2001.

o It expected cash EPS (earnings per share) in 2001 of $1.10 to $1.20 and in 2002 in a range around $1.40.

o It expected it would need between $1.5 billion and $2.0 billion in additional debt before becoming cash flow positive.

o Following Qwest's $3.05 billion write down of its investment in KPNQwest, amortization of intangible assets will be reduced by approximately $84 billion per quarter. Going forward, intangible amortization expense is expected to be near $308 million per quarter (down from $392 million in the second quarter).

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Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, industry conditions and market conditions and prices. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         Exhibit 99.1 Press release dated July 24, 2001.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  July 25, 2001                By: /s/ YASH A. RANA
                                        --------------------
                                        Yash A. Rana
                                        Vice President




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                                  EXHIBIT INDEX



         Exhibit 99.1 Press release dated July 24, 2001.





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